As filed with the Securities and Exchange Commission on October 12, 2012
Registration No. 333-184289

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Amendment No. 1
to
FORM F-10
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

JUST ENERGY GROUP INC.
(Exact name of Registrant as specified in its charter)

Canada	4924	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6345 Dixie Road, Suite 200
Mississauga, Ontario, Canada L5T 2E6
(905) 795-4206
(Address and telephone number of Registrant's principal executive offices)

Corporation Service Company
1090 Vermont Avenue N.W.
Washington DC 20005
(800) 927-9800
(Name, address and telephone number of agent for service in the United States)

Copies to:
Christopher W. Morgan, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street, Suite 1750, P.O. Box 258 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700	Scott Kearl Burnet, Duckworth & Palmer LLP Law Firm Suite 2400, 525-8th Ave SW Calgary, AB T2P 1G1 (403) 260-0395

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after this Registration Statement becomes effective.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):
A.	☐	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	At some future date (check the appropriate box below):
		1. ☐	pursuant to Rule 467(b) on ( ) at ( ).
		2. ☐	pursuant to Rule 467(b) on ( ) at ( ) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3. ☒
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

		4. ☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒ ______________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act  or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the corporate secretary of Just Energy Group Inc. at First Canadian Place, 100 King Street West, Toronto, Ontario, Canada,  M5X 1E1, telephone: 1-416-367-2452 and are also available electronically at www.sedar.com.

New Issue	October 12, 2012

SHORT FORM BASE SHELF PROSPECTUS

JUST ENERGY GROUP INC.

$1,000,000,000

Debt Securities
Common Shares
Preferred Shares
Subscription Receipts
Warrants

We may, from time to time, during the 25-month period that this short form base shelf prospectus, including any amendments hereto (the "Prospectus"), remains valid, offer for sale up to $1,000,000,000 (or the equivalent in other currencies or currency units at the time of issue) of: (i) senior or subordinated unsecured debt securities ("Debt Securities"); (ii) common shares ("Common Shares"); (iii) preferred shares ("Preferred Shares") issuable in one or more series; (iv) subscription receipts ("Subscription Receipts"); or (v) warrants (the "Warrants" and together with the Debt Securities, Common Shares, Preferred Shares, and Subscription Receipts, the "Securities").

ii

We are permitted, pursuant to the multi-jurisdictional disclosure system adopted by the United States and Canada (the "MJDS"), to prepare this Prospectus in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the United States. Our financial statements incorporated herein by reference have been prepared under International Financial Reporting Standards ("IFRS") as adopted by the International Accounting Standards Board and they are subject to Canadian auditing and auditor independence standards. As a result, they may not be comparable to the financial statements of U.S. companies.

You should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and Canada.  Such consequences for investors who are residents in, or citizens of, the United States or Canada may not be fully described herein.  Prospective investors should read the tax discussion contained in any applicable Prospectus Supplement with respect to a particular offering of Securities.

Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely by the fact that we are incorporated under the federal laws of Canada, a majority of our directors and officers and most of the experts named in this Prospectus are residents of Canada, and a substantial portion of our assets and all or a significant portion of the assets of those persons are located outside of the United States. See "Enforceability of Civil Liabilities".

Neither the United States Securities and Exchange Commission (the "SEC") nor any state securities commission or Canadian securities regulator has approved or disapproved the Securities offered hereby or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

We may offer Securities in such amount as we may determine in light of market conditions and other factors that we deem relevant. The specific variable terms of any offering of Securities will be set forth in one or more shelf prospectus supplements (each, a "Prospectus Supplement") including: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption at our option or the option of the holder, any sinking fund provisions, any exchange or conversion terms, whether payment on the Debt Securities will be senior or subordinated to our other liabilities and obligations and any other terms specific to the Debt Securities being offered; (ii) in the case of Common Shares, the number of Common Shares offered, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution) and any other terms specific to the Common Shares being offered; (iii) in the case of Preferred Shares, the series, the number of Preferred Shares offered, the issue price (in the event the offering is a fixed price distribution), the manner of determining the issue price (in the event the offering is a non-fixed price distribution), the dividend rate, the dividend payment dates, any terms for redemption at our option or at the option of the holder, any exchange or conversion terms and any other terms specific to the Preferred Shares being offered; and (iv) in the case of Subscription Receipts or Warrants, the number of such securities offered, the issue price, the terms, conditions and procedures for the conversion or exercise of such securities, the amount and type of securities that holders thereof will receive upon such conversion or exercise and any other terms specific to the Subscription Receipts or Warrants being offered. A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the parameters described in this Prospectus.

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

iii

Our Common Shares are listed and posted for trading on each of the New York Stock Exchange ("NYSE") and the Toronto Stock Exchange ("TSX") under the symbol "JE".  Our 6.0% convertible unsecured subordinated debentures (the "6.0% 2007 Debentures"), 6.0% extendible convertible unsecured subordinated debentures (the "6.0% 2010 Debentures") and our 5.75% convertible unsecured subordinated debentures (the "5.75% 2011 Debentures") are listed on the TSX under the symbols "JE.DB.A", "JE.DB" and "JE.DB.B", respectively. On October 11, 2012, the closing price of the Common Shares, the 6% 2007 Debentures, the 6.0% 2010 Debentures and the 5.75% 2011 Debentures on the TSX was $10.55, $99.75, $84.75 and $82.39, respectively, and the closing price for the Common Shares on the NYSE was US$10.78.

Any offering of Debt Securities, Preferred Shares, Subscription Receipts or Warrants will be a new issue of Securities with no established trading market, and unless otherwise specified in a Prospectus Supplement such Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system.  There is no market through which the Debt Securities, Preferred Shares, Subscription Receipts or Warrants may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of such Securities in the secondary market (if any), the transparency and availability of trading prices (if any), the liquidity of such Securities, and the extent of issuer regulation. See "Risk Factors".

We may sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell the Securities to one or more purchasers directly pursuant to applicable statutory exemptions, or through agents. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged by us in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, the method of distribution of such Securities, including, to the extent applicable, the proceeds to us, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution of the Securities.

To the extent permitted by applicable law, in connection with any underwritten offering of Securities, the underwriters or dealers, as the case may be, may over-allot or effect transactions intended to fix or stabilize the market price of the Common Shares at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution".

No underwriter or dealer in Canada or the United States has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a U.S. Federal funds rate.

The offering of Securities may be subject to approval of certain legal matters on our behalf by Burnet, Duckworth & Palmer LLP, Calgary, Alberta, with respect to Canadian legal matters, and Skadden, Arps, Slate, Meagher & Flom LLP, Toronto, Ontario, with respect to United States legal matters.

Our head office is located at Suite 200, 6345 Dixie Road, Mississauga, Ontario L5T 2E6.  The registered office of the Corporation is located at 100 King Street West, Suite 2630, Toronto, Ontario M5X 1E1.

TABLE OF CONTENTS

Page

DOCUMENTS INCORPORATED BY REFERENCE	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	3
ADDITIONAL INFORMATION	4
ENFORCEABILITY OF CIVIL LIABILITIES	4
NON-IFRS MEASUREMENTS	5
PRESENTATION OF FINANCIAL INFORMATION	5
JUST ENERGY GROUP INC.	5
RISK FACTORS	6
USE OF PROCEEDS	6
CONSOLIDATED CAPITALIZATION	6
EARNINGS COVERAGE	6
PRIOR SALES	6
PRICE RANGE AND TRADING VOLUME	8
DIVIDENDS	10
SHARE CAPITAL	11
DESCRIPTION OF SUBSCRIPTION RECEIPTS AND WARRANTS	12
DESCRIPTION OF DEBT SECURITIES	12
OTHER MATTERS RELATING TO THE SECURITIES	14
PLAN OF DISTRIBUTION	16
CERTAIN INCOME TAX CONSIDERATIONS	17
LEGAL MATTERS	17
INTEREST OF EXPERTS	18
EXEMPTIONS	18
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	18

ABOUT THIS PROSPECTUS

In this Prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars.  "US dollars" or "US$" means lawful currency of the United States.

Unless otherwise indicated or the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to "Just Energy", the "Corporation", "we", "us", and "our" mean Just Energy Group Inc. and its consolidated subsidiaries including any consolidated partnerships of which the Corporation or any of its subsidiaries are partners.

This Prospectus provides a general description of the Securities that we may offer.  Each time we offer and sell Securities under this Prospectus, we will provide you with a Prospectus Supplement that will contain specific information about the terms of that offering.  The Prospectus Supplement may also add, update or change information contained in this Prospectus.  Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described below under "Documents Incorporated by Reference".

This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Securities.

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be made available together with this Prospectus.

You should rely only on the information contained in or incorporated by reference in this Prospectus or an applicable Prospectus Supplement and on the other information included in the registration statement on Form F-10 of which this Prospectus forms a part.  We have not authorized anyone to provide you with different or additional information.  We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted by law.  You should not assume that the information in this Prospectus, any applicable Prospectus Supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of those documents as our business, operating results, financial condition and prospects may have changed since that date.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in each of the Provinces of Canada which have also been filed with, or furnished to, the SEC in the United States. Copies of the documents incorporated herein by reference may be obtained on request without charge from our corporate secretary at First Canadian Place, 100 King Street West, Suite 2630, Toronto, Ontario M5X 1E1 (telephone: 1-416-367-2452) and are also available electronically at www.sedar.com and in the United States through EDGAR at the SEC's website at www.sec.gov.

The following documents filed with securities commissions or similar authorities in each of the Provinces of Canada are incorporated by reference into and form an integral part of this Prospectus:

(a)	the management proxy circular of the Corporation dated May 18, 2012 for the annual meeting of shareholders held on June 28, 2012 (the "2012 Circular");

(b)	the annual information form of the Corporation dated May 31, 2012 in respect of the year ended March 31, 2012 (the "AIF");

(c)
the audited comparative consolidated annual financial statements of the Corporation as at and for the years ended March 31, 2012 and 2011, together with the notes thereto and the auditors' report thereon (the "Annual Financial Statements");

(d)	the management's discussion and analysis of financial results of the Corporation with respect to the Annual Financial Statements (the "Annual MD&A");

(e)
the unaudited comparative consolidated financial statements of the Corporation as at and for the three months ended June 30, 2012, together with the notes thereto (the "First Quarter Financial Statements"); and

(f)	the management's discussion and analysis of financial results of the Corporation with respect to the First Quarter Financial Statements (the "First Quarter MD&A").

Any annual information form, annual financial statements and related management's discussion and analysis, information circular, material change report (excluding confidential material change reports), business acquisition report and interim financial statements and related management's discussion and analysis subsequently filed by us with the securities commissions or similar regulatory authorities in the relevant provinces and territories of Canada after the date of this Prospectus and prior to the termination of the offering of any Securities under any Prospectus Supplement shall be deemed to be incorporated by reference into this Prospectus. In addition, to the extent that any similar document or information incorporated by reference into this Prospectus is filed by us with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part.

Any statement contained in this Prospectus or in a document (or part thereof) incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to be incorporated by reference herein or to constitute a part of this Prospectus.

Upon a new annual information form and related annual financial statements and management's discussion and analysis being filed by us with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form and all annual financial statements, interim financial statements, accompanying management's discussion and analysis, and material change reports filed prior to the commencement of our financial year in which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon interim financial statements and the accompanying management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, all interim financial statements and the accompanying management's discussion and analysis filed prior to the new interim financial statements shall be deemed no longer to be incorporated in this Prospectus for purposes of future offers and sales of Securities under this Prospectus. Upon a new management information circular relating to an annual meeting of shareholders being filed by us with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular for the preceding annual meeting of shareholders shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including certain documents incorporated by reference in this Prospectus, contains forward-looking statements within the meaning of securities laws, including the ''safe harbour" provisions of Canadian securities legislation and the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often, but not always, identified by the use of words such as "anticipate'', "believe", "expect", "plan", "intend", "forecast", "target", "project", "guidance", "may", "will", "should", "could", "estimate", "predict" or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this Prospectus and the documents incorporated by reference into this Prospectus include, but are not limited to statements representing the Corporation's internal projections, estimates or beliefs concerning, among other things, an outlook on the estimated amounts and timing of the payment of dividends, capital expenditures, anticipated future debt levels and revenues or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance.  This information involves known or unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward looking statements.  In addition, this Prospectus and the documents incorporated by reference herein may contain forward looking statements attributed to third party industry sources.  Undue reliance should not be placed on these forward looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. See also "Forward-Looking Statements" in the AIF, the Annual MD&A and the First Quarter MD&A, which are incorporated by reference into this Prospectus and which are available on the SEDAR website at www.sedar.com and through EDGAR at the SEC's website at www.sec.gov for further information with respect to forward-looking statements.

Some of the risks and other factors which could cause actual results to differ materially from those expressed in the forward-looking statements contained in this Prospectus and in certain documents incorporated by reference herein include, but are not limited to: general economic and business conditions in North America and globally; the ability of management to execute its business plan; levels of customer natural gas and electricity consumption; rates of customer additions, attrition and renewals; fluctuations in natural gas and electricity prices and interest and exchange rates; actions taken by governmental authorities, including energy marketing regulation, increases in taxes and changes in government regulations and incentive programs; dependence on suppliers; risks inherent in marketing operations, including credit risk; potential delays or changes in plans with respect to capital expenditures and the availability of capital on acceptable terms; availability of sufficient financial resources to fund the Corporation's capital expenditures; inability to obtain required consents, permits or approvals; incorrect assessments of the value of acquisitions; failure of the Corporation to realize the anticipated benefits of any acquisition; known or unknown liabilities acquired pursuant to acquisitions; volatility in the stock markets and in market valuations; competition for, among other things, customers, supply, capital and skilled personnel; and the other factors described under "Risk Factors" in this Prospectus, and in the AIF and the Annual MD&A, which are incorporated by reference herein, and described in other filings made by the Corporation with Canadian securities regulatory authorities.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that predictions, forecasts, projections and other forward-looking statements will not be achieved. The factors listed above should be considered carefully and we caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements. Further information regarding these factors may be found under the heading "Risk Factors" in this Prospectus, the AIF and the Annual MD&A, and in our most recent consolidated financial statements, management information circular, quarterly reports, material change reports and news releases.

Readers are cautioned that the foregoing list of factors that may affect future results is not exhaustive. When relying on our forward-looking statements to make decisions with respect to us, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. No assurance can be given that the expectations reflected in the forward looking statements contained in this Prospectus will prove to be correct. Furthermore, the forward-looking statements contained in this Prospectus are made as of the date of this document and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, including the documents incorporated by reference herein, are expressly qualified by this cautionary statement.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-10 under the United States Securities Act of 1933, as amended (the "1933 Act") with respect to the Securities of which this Prospectus forms a part. This Prospectus does not contain all the information set out in the registration statement. For further information about us and the Securities, please refer to the registration statement and its exhibits. See "Documents Filed as Part of the Registration Statement."

We are subject to the information requirements of the Exchange Act and applicable Canadian securities legislation, and in accordance with those requirements, we file and furnish reports and other information with the SEC and with the securities regulatory authorities of the provinces of Canada. Under the MJDS, we generally may prepare these reports and other information in accordance with the disclosure requirements of Canada. These requirements are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers and directors, and our principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

The reports and other information filed and furnished by us with the SEC may be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the same documents can also be obtained from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website (www.sec.gov) that makes available reports and other information that we file electronically with it, including the registration statement that we have filed with respect to the Securities.

Copies of reports, statements and other information that we file with the Canadian provincial securities regulatory authorities are electronically available through the SEDAR website at www.sedar.com.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under, and governed by, the Canada Business Corporations Act (the "CBCA"). A majority of our directors and officers, and most of the experts named in this Prospectus, including the documents incorporated by reference herein, are residents of Canada or otherwise reside outside the United States, and a substantial portion of their assets and our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors and officers and experts under the United States federal securities laws. We have been advised by our Canadian counsel, Burnet, Duckworth & Palmer LLP, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

We filed with the SEC, concurrently with our registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Corporation Service Company as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of Securities under this Prospectus and any Prospectus Supplement.

NON-IFRS MEASUREMENTS

The documents incorporated by reference herein refer to certain financial measures that are not determined in accordance with, IFRS or U.S. generally accepted accounting principles ("U.S. GAAP"), including the financial measures "EBITDA", "Base EBITDA", "Adjusted EBITDA", "Funds from Operations", "Base Funds from Operations", "Adjusted Funds from Operations", and  "Embedded gross margin". These financial measures do not have standardized meanings prescribed by IFRS or U.S. GAAP and may not be comparable to similar measures presented by other companies.  These financial measures should not be considered as an alternative to, or more meaningful than, net income (loss), cash flow from operating activities and other measures of financial performance as determined in accordance with IFRS or U.S. GAAP as an indicator of performance, but we believe these measures are useful in providing relative performance and measuring change.

PRESENTATION OF FINANCIAL INFORMATION

Unless indicated otherwise, financial information in this Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with IFRS which differs in some significant respects from U.S. GAAP and thus this financial information may not be comparable to the financial statements of U.S. companies.

JUST ENERGY GROUP INC.

Just Energy’s principal business involves the sale of natural gas and/or electricity to residential and commercial customers in Canada, the United States and the United Kingdom under long-term fixed-price, price-protected or variable-priced contracts. Just Energy derives its margin or gross profit from the difference between the price at which it is able to sell the natural gas and electricity to its customers and the price at which it purchases the associated volumes from its suppliers.

Just Energy also offers “green” products through its JustGreen and JustClean programs. The electricity JustGreen product offers the customer the option of having all or a portion of his or her electricity sourced from renewable green sources such as wind, run of the river hydro or biomass. The natural gas JustGreen product offers carbon offset credits which enable the customer to reduce or eliminate the carbon footprint of their home or business associated with the natural gas purchased from Just Energy. The JustClean program enables customers in certain jurisdictions to offset their carbon footprint without purchasing electricity or natural gas from Just Energy. Just Energy also offers its customers in New Jersey, Pennsylvania and Maryland the ability to receive solar power through panels installed on their roofs.

In addition to its energy and JustGreen and JustClean businesses, Just Energy rents and sells high efficiency and tankless water heaters, air conditioners and furnaces, and produces and sells wheat-based ethanol.  Just Energy also owns a 15% interest in ecobee Inc., a Toronto, Ontario based company that designs, manufactures and distributes Smart thermostats to residential and commercial customers throughout North America.

Just Energy is a corporation incorporated under the CBCA. The head office of the Corporation is located at 6345 Dixie Road, Suite 200, Mississauga, Ontario, L5T 2E6 and its registered office is located at First Canadian Place, 100 King Street West, Toronto, Ontario, M5X 1E1.

For further information regarding the Corporation and its subsidiaries and their respective business activities, see the AIF and the other documents incorporated by reference herein.

RISK FACTORS

An investment in the Securities is subject to various risks including those risks inherent to our business. Prospective purchasers of Securities should carefully consider the risk factors contained in the documents incorporated by reference in this Prospectus (including subsequently filed documents incorporated herein by reference) including in the risk factors section contained in our most recent AIF and our most recently filed Annual MD&A and those described in any Prospectus Supplement relating to a specific offering of Securities.  The risks and uncertainties described therein are not the only ones we face. Additional risks and uncertainties, including those of which we are currently unaware or deem immaterial, may adversely affect our business.

USE OF PROCEEDS

The net proceeds to be derived from the sale of Securities will be the issue price less any commission paid in connection therewith and the expenses relating to the particular offering of Securities. Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Securities, we intend to use the net proceeds from the sale of Securities for general business purposes, to repay indebtedness and/or to, directly or indirectly, finance future growth opportunities and capital expenditures including acquisitions. The amount of net proceeds to be used for any such purposes will be set forth in a Prospectus Supplement. We may invest funds which we do not immediately use. Such investments may include short-term marketable investment grade securities. We may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and loan capital, on a consolidated basis, since the date of the First Quarter Financial Statements.

EARNINGS COVERAGE

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

PRIOR SALES

The Corporation issued the following securities during the 12 month period prior to the date of this Prospectus.

Restricted Share Grants

Restricted share grants ("RSGs") are made under the Corporation's 2010 Restricted Share Grant Plan. The grant date value of the RSGs is based on the simple average closing price of the Common Shares on the TSX for the 5 or 10 trading days prior to the grant date.

1.	10,746 RSGs were granted on October 14, 2011 having a grant value of $10.93 per RSG.

2.	1,500 RSGs were granted on November 8, 2011 having a grant value of $10.80 per RSG.

3.	11,913 RSGs were granted on November 9, 2011 having a grant value of $10.87 per RSG.

4.	11,260 RSGs were granted on December 15, 2011 having a grant value of $9.92 per RSG.

5.	7,162 RSGs were granted on January 16, 2012 having a grant value of $11.60 per RSG.

6.	8,660 RSGs were granted on February 6, 2012 having a grant value of $12.29 per RSG.

7.	19,484 RSGs were granted on February 14, 2012 having a grant value of $14.00 per RSG.

8.	5,437 RSGs were granted on March 20, 2012 having a grant value of $13.43 per RSG.

9.	6,769 RSGs were granted on March 23, 2012 having a grant value of $13.31 per RSG.

10.	7,457 RSGs were granted on March 31, 2012 having a grant value of $14.00 per RSG.

11.	26,853 RSGs were granted on March 31, 2012 having a grant value of $13.56 per RSG.

12.	8,984 RSGs were granted on April 19, 2012 having a grant value of $13.93 per RSG.

13.	626,349 RSGs were granted on May 17, 2012 having a grant value of $13.41 per RSG.

14.	9,901 RSGs were granted on May 25, 2012 having a grant date value of $12.95 per RSG.

15.	13,121 RSGs were granted on June 29, 2012 having a grant date value of $11.21 per RSG.

16.	28,783 RSGs were granted on June 30, 2012 having a grant date value of $11.18 per RSG.

17.	11,061 RSGs were granted on July 20, 2012 having a grant date value of $12.47 per RSG.

18.	1,500 RSGs were granted on August 9, 2012 having a grant date value of $11.21 per RSG.

Deferred Share Grants

In lieu of a portion of their cash compensation, our non-management directors receive deferred share grants ("DSGs") at the end of each quarter under our 2010 Directors' Compensation Plan.  The number of DSGs granted to a director is determined by dividing the amount of compensation being paid in DSGs by the simple average closing price of the Common Shares on the TSX for the 10 trading days preceding the quarter end.

The following table describes the number of DSGs granted to our non-management directors during the previous 4 fiscal quarters and the 10 day simple average closing price of the Common Shares used to determine the number of DSGs granted.

Quarter Ended	Total Number of DSGs Granted	10 Day Average Closing Price
December 31, 2011	6,798	$10.97
March 31, 2012	5,462	$13.56
June 30, 2012	5,481	$11.37
September 30, 2012	5,822	$10.71

In addition to the above, our directors receive grants of additional DSGs in lieu of the monthly cash dividends otherwise payable on the Common Shares underlying their DSGs.  The number of additional DSGs granted to a director is determined by dividing the aggregate amount of the dividend that would have been paid on such director's DSGs if they had been issued as Common Shares by the simple average closing price of the Common Shares for the last 10 trading days of the month in respect of which such dividend is otherwise payable.  An aggregate of 14,086 additional DSGs were granted to our directors from October 1, 2011 to September 30, 2012 in lieu of the dividends that otherwise would have been paid on the Common Shares underlying their DSGs.

Common Shares

1.	On October 31, 2011, we issued 329,957 Common Shares pursuant to our dividend reinvestment plan (the "DRIP") at a price of $10.52 per Common Share.

2.	On November 30, 2011, we issued 340,534 Common Shares pursuant to our DRIP at a price of $9.82 per Common Share.

3.	On December 5, 2011, we issued 33,789 Common Shares in exchange for the same number of RSGs for no additional consideration.

4.	On December 31, 2011, we issued 301,453 Common Shares pursuant to our DRIP at a price of $10.95 per Common Share.

5.	On January 31, 2012, we issued 168,242 Common Shares pursuant to our DRIP at a price of $11.52 per Common Share.

6.	On March 21, 2012, we issued 9,685 Common Shares in exchange for the same number of RSGs for no additional consideration.

7.	On June 21, 2012, we issued 29,357 Common Shares in exchange for the same number of RSGs and DSGs for no additional consideration.

8.	On September 26, 2012, we issued 27,786 Common Shares in exchange for the same number of RSGs for no additional consideration.

9.	On September 28, 2012, we issued 314,947 Common Shares pursuant to our DRIP at a price of $10.38 per Common Share.

PRICE RANGE AND TRADING VOLUME

Common Shares

The Common Shares are listed on the TSX and NYSE under the trading symbol "JE".  The following table sets forth certain trading information for the Common Shares for the periods indicated as reported by the TSX and the NYSE. The Common Shares were originally listed on the NYSE on January 30, 2012.

	TSX
Period	High ($)	Low ($)	Volume

2011
October	11.64	9.37	8,720,198
November	10.95	9.90	8,367,996
December	11.52	9.73	12,081,173

2012
January	12.22	11.37	10,081,285
February	12.87	12.10	9,749,103
March	13.84	12.67	8,569,571
April	14.03	12.23	11,071,176
May	13.24	10.75	7,349,234
June	11.84	10.63	5,673,339
July	11.98	9.93	10,079,478
August	11.55	10.81	6,840,562
September	11.22	10.35	6,429,539

	NYSE
Period	High(U.S.$)	Low(U.S.$)	Volume

2012
January 30 to 31	12.33	11.22	1,171,622
February	12.99	12.10	3,300,858
March	13.94	12.62	1,654,750
April	14.15	13.34	2,119,300
May	13.42	10.74	1,507,582
June	11.63	10.14	1,400,403
July	11.78	9.81	1,632,813
August	11.69	10.75	1,043,616
September	11.50	10.50	1,925,200

On October 11, 2012, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares was $10.55 on the TSX and US$10.78 on the NYSE (as reported by such stock exchanges).

6.0% 2007 Debentures, 6.0% 2010 Debentures and 5.75% 2011 Debentures

The 6.0% 2007 Debentures, 6.0% 2010 Debentures and 5.75% 2011 Debentures (collectively, the "Debentures") are listed on the TSX under the trading symbols "JE.DB.A", "JE.DB" and "JE.DB.B", respectively. The following tables set forth certain trading information for our Debentures for the periods indicated as reported by the TSX.

6.0% 2007 Debentures
Period	High ($)	Low ($)	Volume

2011
October	100.00	96.50	2,561,000
November	100.25	99.26	1,343,000
December	101.51	99.85	1,371,000

2012
January	102.50	100.75	731,000
February	101.75	100.50	1,756,000
March	101.80	100.50	1,587,000
April	101.95	100.50	1,034,000
May	101.75	100.50	1,876,500
June	101.00	97.85	1,596,000
July	101.50	97.50	4,101,000
August	101.25	99.75	2,350,000
September	100.45	99.11	1,823,000

6.0% 2010 Debentures
Period	High ($)	Low ($)	Volume

2011
October	94.00	88.00	1,932,000
November	94.50	92.12	5,016,000
December	94.93	92.01	4,765,000

2012
January	99.50	94.35	7,463,000
February	99.90	97.40	6,030,000
March	98.90	97.74	9,749,500
April	99.90	97.00	4,987,000
May	98.75	94.40	5,043,500
June	95.71	89.50	5,530,500
July	96.85	83.00	10,846,200
August	92.75	89.05	2,705,000
September	90.75	85.37	2,158,000

5.75% 2011 Debentures
Period	High ($)	Low ($)	Volume

2011
October	92.00	88.25	1,191,000
November	91.25	88.00	960,000
December	90.20	86.00	1,448,000

2012
January	94.75	89.50	2,745,000
February	96.75	93.25	2,712,000
March	98.50	95.50	3,114,000
April	97.50	94.02	7,524,000
May	95.01	89.71	2,735,000
June	92.50	89.91	2,009,000
July	91.50	86.00	2,459,500
August	89.00	86.86	1,960,500
September	87.50	83.66	1,198,000

On October 11, 2012, the last trading day prior to the date of this Prospectus, the closing price of the 6% 2007 Debentures, the 6.0% 2010 Debentures and 5.75% 2011 Debentures on the TSX was $99.75, $84.75 and $82.39, respectively (as reported by such stock exchange).

DIVIDENDS

Our dividend policy provides that the amount of cash dividends, if any, to be paid on the Common Shares, is subject to the discretion of our board of directors ("Board" or "Board of Directors") and may vary depending on a variety of factors, including: (i) the prevailing economic and competitive environment; (ii) our results of operations and earnings; (iii) financial requirements for our operations and growth; (iv) the satisfaction of solvency tests imposed by the CBCA for the declaration and payment of dividends; (v) contractual restrictions and financing agreement covenants; and (vi) other relevant factors and conditions existing from time to time.  It is the current intention of the Board of Directors to pay a dividend on our outstanding Common Shares of $1.24 annually ($0.10333 monthly) per Common Share.  There is no guarantee that we will maintain this dividend policy.

Shareholders of record on a dividend record date are entitled to receive dividends paid by us in respect of that month.  Cash dividends are made on the last business day of the calendar month to the shareholders of record on the 15th day of such month or the first business day thereafter.

In fiscal 2012, we declared and paid regular monthly cash dividends of $0.10333 per Common Share, resulting in aggregate dividend payments or distributions of $1.24 per Common Share. Our regular monthly cash dividends (including distributions of our predecessor, Just Energy Income Fund) have been set at $0.10333 per Common Share, since July 2009.

SHARE CAPITAL

The authorized share capital of the Corporation consists of an unlimited number of Common Shares and 50,000,000 Preferred Shares of which, as of October 12, 2012, 139,721,016 Common Shares and no Preferred Shares were issued and outstanding.

Description of Common Shares

Each Common Share entitles the holder thereof to receive notice of and to attend all meetings of shareholders of the Corporation and to one vote per share at such meetings (other than meetings of another class of shares of the Corporation). The holders of Common Shares are, at the discretion of our Board of Directors and subject to the preferences accorded to the holders of Preferred Shares and any other shares of the Corporation ranking senior to the Common Shares from time to time, as well as applicable legal restrictions, entitled to receive any dividends declared by the Board of Directors on the Common Shares.  See "Dividends".

Description of Preferred Shares

Our Board may at any time in accordance with the CBCA issue Preferred Shares in one or more series, each series to consist of such number of shares and rights, privileges, restrictions and conditions as may be determined by the Board prior to such issuance.   Except where specifically provided by the CBCA, the holders of the Preferred Shares shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.  The holders of each series of Preferred Shares shall be entitled, in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares from time to time, to be paid rateably with holders of each other series of Preferred Shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holders of such series.

Liquidation, Dissolution or Winding-Up

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of its assets among its shareholders, the holders of the Preferred Shares and Common Shares shall be entitled, after payment of all liabilities of the Corporation, to share in all remaining assets of the Corporation as follows:

(a)
the holders of the Preferred Shares shall be entitled in priority to holders of Common Shares and any other shares of the Corporation ranking junior to the Preferred Shares from time to time, to be paid rateably with holders of each other series of Preferred Shares in the amount, if any, specified as being payable preferentially to the holders of such series; and

(b)
the holders of the Common Shares shall be entitled, subject to the preferences accorded to holders of Preferred Shares and any other shares of the Corporation ranking senior to the Common Shares from time to time, to share equally, share for share, in the remaining property of the Corporation.

DESCRIPTION OF SUBSCRIPTION RECEIPTS AND WARRANTS

Subscription Receipts and Warrants may be offered separately or together with Common Shares. The applicable Prospectus Supplement will include details of the agreement or other instrument pursuant to which such Subscription Receipts or Warrants will be created and issued.

The Subscription Receipts will be issued under a subscription receipt agreement entered into between us and an escrow agent (the "Escrow Agent"). Subscription Receipts are a security of ours that will entitle the holders to receive Common Shares or other Securities or combination of Securities upon the satisfaction of certain conditions, typically the completion of an acquisition by us of the assets or securities of another entity. Subsequent to the offering of Subscription Receipts, the subscription proceeds for the Subscription Receipts are held in escrow by the Escrow Agent, pending the satisfaction of the conditions. Holders of Subscription Receipts are not shareholders. Holders of Subscription Receipts are only entitled to receive Common Shares or other Securities upon exchange or conversion of their Subscription Receipts in accordance with the terms thereof or to a return of the subscription price for the Subscription Receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

The particular terms and provisions of Subscriptions Receipts or Warrants offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Subscription Receipts or Warrants. This description will include, where applicable: (i) the number of Subscription Receipts or Warrants; (ii) the price at which the Subscription Receipts or Warrants will be offered; (iii) the terms, conditions and procedures for the exercise of Warrants for Common Shares or pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares; (iv) the number of Common Shares or other securities that may be obtained upon exercise of each Subscription Receipt or Warrant, as applicable; (v) the designation and terms of any other securities with which the Subscription Receipts or Warrants will be offered, if any, and the number of Subscription Receipts or Warrants that will be offered with each security; (vi) the terms applicable to the gross proceeds from the sale of such Securities plus any interest earned thereon; and (vii) any other material terms and conditions of the Subscription Receipts or Warrants.

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of any Debt Securities offered, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in a Prospectus Supplement.

The Debt Securities will be direct unsecured obligations of the Corporation. The Debt Securities will be senior or subordinated indebtedness of the Corporation as described in the relevant Prospectus Supplement. In the event of the insolvency or winding-up of the Corporation, the subordinated indebtedness of the Corporation, including the subordinated Debt Securities, will be subordinate in right of payment to the prior payment in full of all other liabilities of the Corporation (including senior indebtedness), except those which by their terms rank equally in right of payment with or are subordinate to such subordinated indebtedness.

The Debt Securities will be issued under one or more indentures (each a "Debt Indenture") between the Corporation and a trustee that will be named in the applicable Prospectus Supplement, including, without limitation, in respect of Debt Securities issued in Canada, under supplemental indentures to the indenture dated May 5, 2010 between the Corporation and Computershare Trust Company of Canada as debenture trustee, and in the case of Debt Securities issued in the United States and/or Canada, under a trust indenture to be entered into between Just Energy and a trustee to be determined (the "US Indenture").  A copy of the US Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.  The indenture under which any Debt Securities are issued will be specified in the applicable prospectus supplement. The statements made hereunder relating to any Debt Indenture and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Debt Indenture.

Each Debt Indenture may provide that Debt Securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Corporation. Reference is made to the relevant Prospectus Supplement for the terms and other information with respect to the Debt Securities being offered thereby, which may include the following:

(a)	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

(b)
the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable (in either case, if other than Canadian dollars);

(c)	any applicable subordination provisions;

(d)	the percentage of the principal amount at which such Debt Securities will be issued;

(e)	the date or dates on which such Debt Securities will mature;

(f)	the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

(g)	the dates on which any such interest will be payable and the record dates for such payments;

(h)	the name of the trustee under the Debt Indenture pursuant to which the Debt Securities are to be issued;

(i)	any redemption term or terms under which such Debt Securities may be defeased;

(j)	whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

(k)	the place or places where principal, premium and interest will be payable;

(l)	the amount of discount, if any, with which such Debt Securities will be issued;

(m)	whether such Debt Securities will be issued in whole or in part in the form of one or more global securities;

(n)	the identity of the depositary for global securities;

(o)
whether a temporary security is to be issued with respect to such Debt Securities and whether any interest payable prior to the issuance of definitive Debt Securities of such series will be credited to the account of the persons entitled to such interest;

(p)
the terms upon which beneficial interests in a temporary global Debt Security may be exchanged in whole or in part for beneficial interests in a definitive global Debt Security or for individual definitive Debt Securities and the terms upon which such exchanges may be made;

(q)	the securities exchange(s) on which such series of Debt Securities will be listed, if any;

(r)	any terms relating to the modification, amendment or waiver of any terms of such Debt Securities or the Debt Indenture;

(s)	any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such series of debt securities to be due and payable;

(t)	governing law;

(u)	any exchange or conversion terms; and

(v)	any other specific terms, including any additional events of default or covenants not inconsistent with the provisions of the applicable indenture.

The Debt Securities may, at our option, be issued in fully registered certificated form or in "book-entry only" form. Debt Securities in registered form will be exchangeable for other Debt Securities of the same series and tenor, registered in the same name, for a like aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the corporate trust office of the trustee for such Debt Securities.

Debt Securities of a single series may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.  This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a U.S. Federal funds rate.

OTHER MATTERS RELATING TO THE SECURITIES

General

The Securities may be issued in fully registered certificated form or in book-entry only form.

Certificated Form

Securities issued in certificated form will be registered in the name of the purchaser or its nominee on the registers maintained by our transfer agent and registrar or the applicable trustee.

Book-Entry Only Form

Securities issued in "book-entry only" form must be purchased, transferred or redeemed through participants in a depository service of a depository identified in the Prospectus Supplement for the particular offering of Securities. Each of the underwriters, dealers or agents, as the case may be, named in the Prospectus Supplement will be a participant of the depository. On the closing of a book-entry only offering, we will cause a global certificate or certificates or an electronic deposit representing the aggregate number of Securities subscribed for under such offering to be delivered to or deposited with, and registered in the name of, the depository or its nominee. Except as described below, no purchaser of Securities will be entitled to a certificate or other instrument from us or the depository evidencing that purchaser's ownership thereof, and no purchaser will be shown on the records maintained by the depository except through a book-entry account of a participant acting on behalf of such purchaser. Each purchaser of Securities will receive a customer confirmation of purchase from the registered dealer from which the Securities are purchased in accordance with the practices and procedures of such registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. The depository will be responsible for establishing and maintaining book-entry accounts for its participants having interests in the Securities. Reference in this Prospectus to a holder of Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Securities.

If we determine, or the depository notifies us in writing, that the depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Securities and we are unable to locate a qualified successor, or if we at our option elect, or are required by law, to terminate the book-entry system, then the Securities will be issued in certificated form to holders or their nominees.

Transfer, Conversion or Redemption of Securities

Certificated Form

Transfer of ownership, conversion or redemptions of Securities held in certificated form will be effected by the registered holder of the Securities in accordance with the requirements of our transfer agent and registrar and the terms of the indenture or certificates representing such Securities, as applicable.

Book-Entry Only Form

Transfer of ownership, conversion or redemptions of Securities held in book-entry only form will be effected through records maintained by the depository or its nominee for such Securities with respect to interests of participants, and on the records of participants with respect to interests of persons other than participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Securities may do so only through participants. The ability of a holder to pledge a Security or otherwise take action with respect to such holder's interest in a Security (other than through a participant) may be limited due to the lack of a physical certificate.

Payments and Notices

Certificated Form

As applicable, any payment of principal, a redemption amount, a dividend and interest on a Security will be made by us, and any notices in respect of a Security will be given by us, directly to the registered holder of such Security, unless the applicable indenture in respect of such Security provides otherwise.

Book-Entry Only Form

As applicable, any payment of principal, a redemption amount, a dividend and interest on a Security will be made by us to the depository or its nominee, as the case may be, as the registered holder of the Security and we understand that such payments will be credited by the depository or its nominee in the appropriate amounts to the relevant participants. Payments to holders of Securities of amounts so credited will be the responsibility of the participants.

As long as the depository or its nominee is the registered holder of the Securities, the depository or its nominee, as the case may be, will be considered the sole owner of the Securities for the purposes of receiving notices or payments on the Securities. In such circumstances, our responsibility and liability in respect of notices or payments on the Securities is limited to giving or making payment of any principal, redemption, dividend and interest due on the Securities to the depository or its nominee.

Each holder must rely on the procedures of the depository and, if such holder is not a participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights with respect to the Securities.

We understand that under existing industry practices, if we request any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to any Securities issued in book-entry only form, the depository would authorize the participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by the depository or agreed to from time to time by us, any trustee and the depository. Accordingly, any holder that is not a participant must rely on the contractual arrangement it has directly or indirectly through its financial intermediary with its participant to give such notice or take such action.

We, the underwriters, dealers or agents and any trustee identified in a Prospectus Supplement relating to an offering of Securities in book-entry only form, as applicable, will not have any liability or responsibility for: (i) records maintained by the depository relating to beneficial ownership interest of the Securities held by the depository or the book-entry accounts maintained by the depository; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership; or (iii) any advice or representation made by or with respect to the depository and contained in the Prospectus Supplement or in any indenture relating to the rules and regulations of the depository or any action to be taken by the depository or at the directions of the participants.

PLAN OF DISTRIBUTION

We may sell the Securities: (i) to underwriters or dealers purchasing as principal; (ii) directly to one or more purchasers pursuant to applicable statutory exemptions; or (iii) through agents in Canada, the United States and elsewhere where permitted by law, for cash or other consideration. Only those underwriters, dealers or agents named in a Prospectus Supplement will be the underwriters, dealers or agents in connection with the Securities offered thereby.

The Prospectus Supplement relating to a particular offering of Securities will also set forth the terms of the offering of the Securities including, to the extent applicable, the name or names of any underwriters, dealers or agents, any fees, discounts or other remuneration payable to such underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, and, in the event the offering is a fixed price distribution, the initial offering price and the proceeds that we will receive. The distribution of Securities may be effected from time to time in one or more transactions at fixed prices or at market prices prevailing at the time of sale, which prices may vary between purchasers and during the period of distribution of the Securities.

If underwriters purchase Securities as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The Securities may also be sold directly by us at prices and upon terms agreed to by the purchaser and us or through agents designated by us from time to time. Any agent involved in the offering and sale of the Securities pursuant to this Prospectus will be named, and any commissions payable by us to that agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.

We may agree to pay the underwriters or agents a commission for various services relating to the issue and sale of any Securities offered by this Prospectus.

Any offering of Debt Securities, Preferred Shares, Subscription Receipts or Warrants will be a new issue of Securities with no established trading market, and unless otherwise specified in the applicable Prospectus Supplement, such Securities will not be listed on any securities exchange. There is no market through which the Debt Securities, Preferred Shares, Subscription Receipts and Warrants may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities, Preferred Shares, Subscription Receipts or Warrants, and the extent of issuer regulation. See "Risk Factors". Certain dealers may make a market in the Debt Securities, Preferred Shares, Subscription Receipts or Warrants, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in such Securities nor as to the liquidity of the trading market, if any, for such Securities.

Underwriters, dealers or agents who participate in the distribution of Securities under this Prospectus may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under securities legislation (including under the 1933 Act and applicable securities legislation in Canada), or contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

To the extent permitted by applicable law, in connection with any offering of Securities under this Prospectus and any Prospectus Supplement, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time

CERTAIN INCOME TAX CONSIDERATIONS

Applicable Prospectus Supplements may describe certain Canadian and United States federal income tax consequences generally applicable to investors arising from purchasing, holding, and disposing of Securities.  However, prospective investors are cautioned and advised to consult with their own independent tax advisors and legal counsel as necessary prior to purchasing Securities.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, certain legal matters relating to the offering of such Securities will be passed upon for us by Burnet, Duckworth & Palmer LLP, Calgary, Alberta and certain United States legal matters, to the extent they are addressed in any Prospectus Supplement, will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP.  In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

INTEREST OF EXPERTS

Except as set forth below or in a Prospectus Supplement relating to an offering of Securities, there is no person or company who is named as having prepared or certified a report, valuation, statement or opinion in this Prospectus or an amendment to this Prospectus, either directly or in a document incorporated by reference herein, and whose profession or business gives authority to the report, valuation, statement or opinion made by the person or company (excluding the auditors of businesses acquired by us).

Ernst & Young LLP are independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants, Ontario.

EXEMPTIONS

Pursuant to a decision of the Ontario Securities Commission dated September 1, 2011, the Corporation was granted relief from the requirement to file, in accordance with Section 4.1(b) of National Instrument 44-101 – Short Form Prospectus Distributions, a completed Personal Information Form and Authorization of Indirect Collection, Use and Disclosure of Personal Information (a "PIF") for each director and executive officer of the Corporation that previously provided a PIF in connection with the filing by the Corporation's predecessor, Just Energy Income Fund, of its preliminary short form prospectus dated April 20, 2010.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus is a part insofar as required by the SEC's Form F-10: (i) the documents listed under the heading "Documents Incorporated by Reference"; (ii) the consent of Ernst & Young LLP; (iii) the consent of Burnet, Duckworth & Palmer LLP; (iv) powers of attorney from certain directors and officers pursuant to which the amendments to the registration statement may be signed; and (v) the US Indenture.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification.

Section 124 of the Canada Business Corporations Act, as amended (the “CBCA”), provides as follows:

(1)
Indemnification. A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2)
Advance of costs. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3)	Limitation. A corporation may not indemnify an individual under subsection (1) unless the individual:

(a)
acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4)
Indemnification in derivative actions. A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

(5)
Right to Indemnity. Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity:

(c)	was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(d)	fulfils the conditions set out in subsection (3).

(6)	Insurance. A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual:

(e)	in the individual’s capacity as a director or officer of the corporation; or

(f)	in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

(7)
Application to court. A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8)	Notice to Director. An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9)	Other notice. On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

The by-laws of the Registrant provide that, subject to Section 124 of the CBCA, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer (or an individual acting in a similar capacity) of another entity against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding in which he is involved because of that association with the Registrant or such entity and may advance monies to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in this paragraph in accordance with the CBCA.

The Registrant carries liability insurance for the benefit of its directors and officers, former directors and officers and every person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and their respective heirs, and legal representatives.  The insurance policy provides coverage from January 20, 2012 to a total limit of Cdn$70,000,000 for the protection of the personal liability of the directors and officers and includes insurance to reimburse the Registrant for its indemnity of its directors and officers up to a limit of Cdn$70,000,000 per loss. Included in the above, the Registrant maintains a Side A policy in the amount of Cdn$15,000,000 which is reserved solely for the directors and officers. Each loss or claim for which the Registrant seeks reimbursement is subject to a deductible of up to Cdn$200,000 payable by the Registrant. The total annual premium for the directors' and officers' liability policy is Cdn$658,000, which is paid in full by the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exhibits

The following exhibits have been filed as part of the Registration Statement:

Exhibit No.	Description

4.1
Annual information form of the Registrant for the fiscal year ended March 31, 2012, dated May 31, 2012 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended March 31, 2012, filed with the Commission on May 31, 2102, as amended).

4.2
Audited consolidated financial statements of the Registrant as at and for the fiscal years ended March 31, 2012 and 2011, together with the notes thereto and the auditors' report thereon (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended March 31, 2012, filed with the Commission on May 31, 2102, as amended).

4.3
Management's discussion and analysis of the financial condition and results of operations of the Registrant for the fiscal year ended March 31, 2012 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended March 31, 2012, filed with the Commission on May 31, 2102, as amended).

4.4
Management information circular of the Registrant dated May 18, 2012, prepared in connection with the annual meeting of shareholders of the Registrant held on June 28, 2012 (incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on June 1, 2012).

4.5
Unaudited interim consolidated financial statements of the Registrant and the notes thereto and management's discussion and analysis of the financial condition and results of operations of the Registrant as at and for the three month period ended June 30, 2012 (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on August 9, 2012).

5.1**	Consent of Ernst & Young LLP.
5.2*	Consent of Burnet, Duckworth & Palmer LLP.
6.1*	Powers of Attorney.
7.1**	Form of Indenture (if debt securities are offered by a supplement to this Registration Statement, the Company will file with the Commission a trustee's Statement of Eligibility on Form T-1).

* Previously filed.
** Filed herewith.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in such securities.

Item 2.    Consent to Service of Process.

(a)        The Registrant has previously filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)        Any change to the name or address of the Registrant's agent for service of process shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario on October 12, 2012.

JUST ENERGY GROUP INC.

By:	/s/ Beth Summers
Name: Beth Summers Title: Chief Financial Officer

III-2

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on October 4, 2012.

Signature	Title

*	Ken Hartwick, C.A.
Chief Executive Officer and President (Principal Executive Officer)

*	Beth Summers
Chief Financial Officer (Principal Financial Officer)

*	Rebecca MacDonald
Director, Executive Chairman of the Board of Directors

*	The Hon. Hugh D. Segal
Lead Director

Brian R.D. Smith
Director

*	The Hon. Michael J.L. Kirby
Director

*	John A. Brussa
Director

*	The Hon. Gordon D. Giffin
Director

*	The Hon. R. Roy McMurtry
Director

*	William F. Weld
Director

By:	/s/ Ken Hartwick
Ken Hartwick
Attorney-in-Fact
October 12, 2012

III-3

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, in the City of Toronto on October 12, 2012.

JUST ENERGY (U.S.) CORP. (Authorized Representative)

By:	/s/ Beth Summers
Name: Beth Summers Title: Chief Financial Officer

III-4

 EXHIBIT INDEX

Exhibit No.	Description

4.1
Annual information form of the Registrant for the fiscal year ended March 31, 2012, dated May 31, 2012 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended March 31, 2012, filed with the Commission on May 31, 2102, as amended).

4.2
Audited consolidated financial statements of the Registrant as at and for the fiscal years ended March 31, 2012 and 2011, together with the notes thereto and the auditors' report thereon (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended March 31, 2012, filed with the Commission on May 31, 2102, as amended).

4.3
Management's discussion and analysis of the financial condition and results of operations of the Registrant for the fiscal year ended March 31, 2012 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended March 31, 2012, filed with the Commission on May 31, 2102, as amended).

4.4
Management information circular of the Registrant dated May 18, 2012, prepared in connection with the annual meeting of shareholders of the Registrant held on June 28, 2012 (incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on June 1, 2012).

4.5
Unaudited interim consolidated financial statements of the Registrant and the notes thereto and management's discussion and analysis of the financial condition and results of operations of the Registrant as at and for the three month period ended June 30, 2012 (incorporated by reference to the Registrant's Report on Form 6-K, furnished to the Commission on August 9, 2012).

5.1**	Consent of Ernst & Young LLP.
5.2*	Consent of Burnet, Duckworth & Palmer LLP.
6.1*	Powers of Attorney.
7.1**	Form of Indenture (if debt securities are offered by a supplement to this Registration Statement, the Company will file with the Commission a trustee's Statement of Eligibility on Form T-1.

* Previously filed.
** Filed herewith.

III-5